Exhibit 10.2

                     Form of Subsequent Purchase Agreement


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                         SUBSEQUENT PURCHASE AGREEMENT


     This Subsequent Purchase Agreement dated as of ______, 1995 (the "Agreement"), is between THE CIT GROUP SECURITIZATION CORPORATION II, as purchaser (the "Purchaser"), and THE CIT GROUP/SALES FINANCING, INC., as seller (the "Seller").

     Reference is hereby made to the Purchase Agreement dated as of June 1, 1995 between the parties hereto (the "Purchase Agreement") pursuant to which the Purchaser purchased from the Seller the recreational vehicle installment sales contracts set forth on Exhibit A thereto (the "Initial Contracts"). The Purchaser sold the Initial Contracts to the trust established pursuant to the Trust Agreement dated as of June 1, 1995 between the Purchaser and [ ] (the "Owner Trustee").

     Pursuant to Section __ of the Sale and Servicing Agreement dated as of June 1, 1995 between the Owner Trustee, the Purchaser and the Seller, the Purchaser agreed to purchase from the Seller and the Seller agreed to sell to the Purchaser, subject to the terms and conditions set forth in Section ____ of the Sale and Servicing Agreement, Subsequent Contracts for the fixed purchase price specified in the Sale and Servicing Agreement for delivery on the date specified herein. The purchase price for any Subsequent Contract will be funded from money on deposit in the Pre-Funding Account during the Funding Period. The purchase of any Subsequent Contract by the Purchaser must be evidenced by the execution and delivery of a Subsequent Sale and Purchase Agreement substantially in the form of Exhibit _ to the Sale and Servicing Agreement. Accordingly, subject to the terms hereof and Section ____ of the Sale and Servicing Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, the recreational vehicle installment sales contracts set forth on Exhibit A hereto (collectively, the "Subsequent Contracts"), having an aggregate outstanding principal balance as of _______, 1995 (the "Subsequent Cut-Off Date") of approximately $---------------.

     The Purchaser and the Seller wish to prescribe the terms and conditions of the purchase by the Purchaser of the Subsequent Contracts and the servicing and administration of the Subsequent Contracts.

     In consideration of the premises and the mutual agreements hereinafter set forth, the Purchaser and the Seller agree as follows:


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                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Definitions. Certain capitalized terms used in this A greement shall have the respective meanings assigned to them in the Sale and Servicing Agreement. All references in this Agreement to Articles, Sections, subsections and exhibits are to the same contained in or attached to this Agreement unless otherwise specified.


                                   ARTICLE II

                  SALE AND CONVEYANCE OF SUBSEQUENT CONTRACTS;
                                 CONTRACT FILES

     SECTION 2.01. Sale and Conveyance of Contracts. On __________, 1995 (the "Subsequent Transfer Date"), subject to the terms and conditions hereof, the Seller shall sell, transfer, assign absolutely, set over and otherwise convey to the Purchaser as of the Subsequent Transfer Date (i) all the right, title and interest of the Company in and to the Subsequent Contracts and all the rights, benefits, and obligations arising from and in connection with each Subsequent Contract, (ii) the interest of the Company in the security interests in the Subsequent Financed Vehicles granted by the Obligors pursuant to the Subsequent Contracts, (iii) all payments received by the Company on or with respect to the Subsequent Contracts on or after the Subsequent Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any Subsequent Financed Vehicle (including any right to receive future Net Liquidation Proceeds) that secures the Subsequent Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the Subsequent Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket hazard policy, to the extent such proceeds relate to any Subsequent Financed Vehicle,
(vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Subsequent Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all proceeds in any way derived from any of the foregoing items, and (ix) all documents contained or required to be contained in the Contract Files relating to the Subsequent Contracts. The parties intend and agree that the conveyance of the Seller's right, title and interest in and to the Subsequent Contracts pursuant to this Agreement shall constitute an absolute sale.


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     SECTION 2.02.  Purchase Price; Payments on the Subsequent Contracts.

     (a) The purchase price for the Subsequent Contracts shall be an amount equal to $____________, which is the aggregate outstanding principal balance of the Subsequent Contracts transferred pursuant to this Agreement as of the Subsequent Cutoff Date, and the Seller hereby acknowledges receipt of such amount in respect of the sale of the Subsequent Contracts hereunder. Such purchase price shall be payable in immediately available funds on the Subsequent Transfer Date from funds on deposit in the Pre-Funding Account.

     (b) The Purchaser shall be entitled to all payments of principal and interest received on or after the Subsequent Cutoff Date. All payments of principal and interest received before the Subsequent Cut-off Date shall belong to the Seller. The Seller shall hold in trust for the Purchaser and shall promptly remit to the Purchaser, any payments on the Subsequent Contracts received by the Seller that belong to the Purchaser under the terms of this Agreement.

     SECTION 2.03. Conditions to Sale of Subsequent Contracts. The Purchaser's obligations hereunder are subject to the following conditions:

          (a) The Purchaser shall have received (i) the Sale and Servicing Agreement executed by all the parties thereto, (ii) the documents listed in Section ____ of the Sale and Servicing Agreement and (iii) such other opinions and documents as the Purchaser may reasonably require in connection with the purchase of the Subsequent Contracts hereunder or the sale of the Notes and Certificates;

          (b) The representations and warranties with respect to the Subsequent Contracts of (i) the Seller and the Servicer made in the Sale and Servicing Agreement and (ii) the Seller made in the Purchase Agreement and this Agreement shall be true and correct with respect to the Subsequent Contracts on the Subsequent Transfer Date; and

          (c) The conditions for transfer of the Subsequent Contracts from the Purchaser to the Trust set forth in Section __ of the Sale and Servicing Agreement have been fulfilled.

     SECTION 2.04. Examination of Files. The Seller will make the Contract Files with respect to the Subsequent Contracts available to the Purchaser or its agent for examination at the

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Trust's  offices or such other location as otherwise shall be agreed upon by the
Purchaser and the Seller.

     SECTION 2.05. Transfer of Subsequent Contracts. Pursuant to the Sale and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Subsequent Contracts to the Trust for the benefit of the Securityholders. The Purchaser has the right to assign its interest under this Agreement as may be required to effect the purposes of the Sale and Servicing Agreement, by written notice to the Seller and without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER;
                            REPURCHASE OF CONTRACTS

     SECTION 3.01.  Representations and Warranties of the Seller.

     (a) The representations and warranties of the Seller contained in Article III of the Sale and Servicing Agreement with respect to the Subseuqent Conracts are incorporated herein, and are made to the Purchaser on the Subsequent Transfer Date, as if set forth herein and as if made to the Purchaser on the date hereof. The Seller will make such representations and warranties in the Sale and Servicing Agreement directly to the Trust and will become obligated in respect of such representations and warranties pursuant to Section ____ of the Sale and Servicing Agreement. On the Subsequent Transfer Date, the Seller shall deliver to the Purchaser an Officers' Certificate, dated the Susbequent Transfer Date, to the effect that the representations and warranties made in the Sale and Servicing Agreement with respect to the Subsequent Contracts by the Seller are true and correct as of the Subsequent Transfer Date.

     (b) It is understood and agreed that the representations and warranties incorporated by reference in this Agreement by Section 3.01(a) hereof shall remain operative and in full force and effect, shall survive the transfer and conveyance of the Subsequent Contracts by the Seller to the Purchaser and by the Purchaser to the Trust, and shall inure to the benefit of the Purchaser, the Trust and their successors and permitted assignees.

     (c) The Seller shall indemnify the Purchaser and the Servicer and hold the Purchaser and the Servicer harmless against any loss, penalties, fines, forfeitures, legal fees and related

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costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained or incorporated by reference in this Agreement. It is understood and agreed that the obligation of the Seller set forth in this Section 3.01 to indemnify the Purchaser and the Servicer as provided in this Section 3.01 constitutes the sole remedy of the Purchaser and the Servicer respecting a breach of the foregoing representations and warranties. The Trust shall also have the remedies provided in the Sale and Servicing Agreement.

     (d) Each indemnified party shall give prompt notice to the Seller of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement, unless the failure to notify materially prejudices the rights and condition of the Seller. The Seller shall be entitled to participate in any such action, and to assume the defense thereof, and after notice from the Seller to an indemnified party of its election to assume the defense thereof, the Seller will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

     (e) Any cause of action against the Seller or relating to or arising out of the breach of any representations and warranties made or incorporated by reference in this Section 3.01 shall accrue as to any Subsequent Contract upon
(i) discovery of such breach by the Purchaser or the Servicer or notice thereof by the Seller to the Purchaser and the Servicer, (ii) failure by the Seller to cure such breach and (iii) demand upon the Seller by the Purchaser for all amounts payable in respect of such Subsequent Contract.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     SECTION 4.01. Amendment.This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

     SECTION 4.02. Counterparts. For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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     SECTION 4.03.  Termination. The Seller's obligations under this Agreement shall survive the sale of the Subsequent Contracts to the Purchaser.

     SECTION 4.04. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 4.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by first class mail, postage prepaid, to (i) in the case of the Seller, The CIT Group/Sales Financing, Inc., 650 CIT Drive, Livingston, New Jersey 07039,
Attention: President, or such other address as may hereafter be furnished to Purchaser in writing by the Seller, or (ii) in the case of the Purchaser, The CIT Group Securitization Corporation II, 650 CIT Drive, Livingston, New Jersey 07039, Attention: President, or such other address as may hereafter be furnished to the Seller by the Purchaser.

     SECTION 4.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION 4.07. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns, as may be permitted hereunder.



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     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                   THE CIT GROUP SECURITIZATION
                                   CORPORATION II,
                                     as Purchaser


                                   By:
                                      ---------------------------------
                                      Name:
                                      Title:


                                   THE CIT GROUP/SALES FINANCING, INC.,
                                     as Seller


                                   By:
                                      ---------------------------------
                                      Name:
                                      Title:




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                                   EXHIBIT A

                          List of Subsequent Contracts


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                                   EXHIBIT B

                      Form of Sale and Servicing Agreement